UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

ING MUTUAL FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ING Investment Management | May 22, 2012

ING Portfolio Changes	TALKING POINTS

ING Emerging Countries Fund to be merged into
ING Emerging Markets Equity Fund

On January 12, 2012, the Board of Trustees of ING Investors Trust approved a proposal to reorganize ING Emerging Countries Fund with and into ING Emerging Markets Equity Fund. Subject to shareholder approval, this reorganization will take place on or about July 20, 2012. Following the reorganization, ING Emerging Countries Fund shareholders will hold shares of ING Emerging Markets Equity Fund.

Merger Details

•            Effective Date: Friday, July 20, 2012.

•            Approved by the ING Board as in the interest of shareholders.

•            Intended to qualify for federal income tax purposes as a tax-free reorganization.

•            A proxy statement detailing the proposed Reorganization is expected to be mailed to the disappearing portfolio’s shareholders on or about May 15, 2012.

•            A shareholder meeting for the proposed Reorganization is scheduled to be held on or about June 28, 2012.

Rationale for Reorganization

•            On October 12, 2011, as part of the Board’s annual review of sub-advisory arrangements, the Board directed ING Investments to explore options to address the Board’s concerns about Emerging Countries Fund’s underperformance and recent outflows.

•            After analyzing the alternatives, ING Investments recommended reorganizing Emerging Countries Fund with and into Emerging Markets Fund.

•            Current shareholders of Emerging Countries Fund are expected to experience lower gross and net expenses as shareholders of Emerging Markets Fund after the Reorganization.

Similarities and Differences Between the Portfolios

•            Both Funds have substantially identical investment objectives and principal investment strategies.

•            Both Funds have identical principal risks.

•            Both Funds use MSCI Emerging Markets IndexSM as their benchmark.

•            Both Funds are managed by the same sub-advisers, Delaware Management Company (“Delaware Management”) and J.P. Morgan Investment Management Inc. (“JPMorgan”), and ING Investments, LLC is the adviser to both Funds.

Performance Comparison (% as of 12/31/11)(1)

Average Annual Total Returns %	1 Year	5 Years (or since inception)	10 Years (or since inception)	Inception Date
Emerging Countries Fund — Class A				11/28/94
Before taxes	(29.21)	(6.86)	5.41
After tax on distributions	(29.21)	(6.91)	5.37
After tax on distributions with sale	(29.09)	(5.53)	4.89
Emerging Countries Fund — Class B (before taxes)	(29.15)	(6.84)	5.31	5/31/95
Emerging Countries Fund — Class C (before taxes)	(26.20)	(6.47)	5.18	11/28/94
Emerging Countries Fund — Class I (before taxes)	(24.55)	(5.36)	(0.22)	12/21/05
Emerging Countries Fund — Class W (before taxes)	(24.71)	(9.41)	N/A	2/12/08
MSCI Emerging Markets IndexSM (2)	(18.42)	2.40	13.86	—

(1)          Since ING Emerging Markets Fund did not have a full calendar year of operations as of December 31, 2011, there is no annual performance included.

For internal use only.  Not for inspection by, distribution or quotation to, the general public.

Not FDIC Insured / May Lose Value / No Bank Guarantee

(2)          The MSCI Emerging Market IndexSMis an unmanaged index that measures the performance of securities listed on exchanges in developing nations throughout the world. The index returns include the reinvestment of dividends and distributions net of withholding taxes, but do not reflect fees, brokerage commissions, or other expenses.

The performance quoted represents past performance and does not guarantee future results. Current performance may be lower or higher than the performance information shown. The investment return and principal value of an investment in the Portfolio will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost. You may obtain performance information current to the most recent month-end by contacting your local representative. Returns for other share classes will vary due to different charges and expenses. Performance assumes reinvestment of distributions and does not account for taxes.

Please see the Proxy Statement/Prospectus for additional performance and risk information.

Expense Ratio Comparison*

Total Net Expenses by Share Class	Class A	Class B	Class C	Class I	Class W
Emerging Countries Fund(1),(2)	1.84%	2.59%	2.59%	1.43%	1.59%
Emerging Markets Fund(3),(5)	1.60%	2.35%	2.35%	1.25%	1.35%
Emerging Markets Fund Pro Forma(4)	1.60%	2.35%	2.35%	1.25%	1.35%

* This table shows, for each applicable share class, the actual operating expenses of the listed Portfolios, as a ratio of expenses to average daily net assets, including management fees, distribution and/or shareholder services (12b-1) fees, shareholder or administrative services fees, and other expenses as of December 31, 2011, as adjusted for contractual waivers and reimbursements, if any. The fiscal year end for each Portfolio is December 31.

(1)          Total Annual Fund Operating Expenses may be higher than the Fund’s ratio of expenses to average net assets shown in the Fund’s Financial Highlights, which reflects the operating expenses of the Fund and does not include Acquired Fund Fees and Expenses.

(2)          The adviser is contractually obligated to limit expenses to 2.25%, 2.90%, 2.90%, 1.75%, and 1.90% for Class A, Class B, Class C, Class I, and Class W shares, respectively, through March 1, 2013. The obligation will automatically renew for one-year terms unless it is terminated by the Fund or the adviser upon written notice within 90 days of the end of the current term or upon termination of the advisory agreement and is subject to possible recoupment by the adviser within three years. In addition, the adviser is contractually obligated to further limit expenses to 1.85%, 2.60%, 2.60%, 1.50%, and 1.65% for Class A, Class B, Class C, Class I, and Class W shares respectively, through March 1, 2013. There is no guarantee that this obligation will continue after March 1, 2013 and the obligation will only continue if the adviser elects to renew it. Any fees waived pursuant to this obligation shall not be eligible for recoupment. These obligations do not extend to interest, taxes, brokerage commissions, extraordinary expenses, and Acquired Fund Fees and Expenses. Lastly, the distributor is contractually obligated to waive 0.10% of the distribution fee for Class A shares of the Fund through March 1, 2013. There is no guarantee that the distribution fee waiver will continue after March 1, 2013. The distribution fee waiver will continue if the distributor elects to renew it.

(3)          The adviser is contractually obligated to limit expenses to 1.60%, 2.35%, 2.35%, 1.35%, 1.85%, and 1.35% for Class A, Class B, Class C, Class I, and Class W shares, respectively, through March 1, 2013. The obligation will automatically renew for one-year terms unless it is terminated by the Fund or the adviser upon written notice within 90 days of the end of the current term or upon termination of the advisory agreement and is subject to possible recoupment by the adviser within three years. In addition, the adviser is contractually obligated to further limit expenses of Class I shares to 1.25% through March 1, 2013. There is no guarantee that this obligation will only renew if the adviser elects to renew it and is subject to possible recoupment by the adviser within three years. The obligation does not extend to interest, taxes, brokerage commissions, extraordinary expenses, and Acquired Fund Fees and Expenses.

(4)          The adviser is contractually obligated to limit expenses to 1.60%, 2.35%, 2.35%, 1.35%, 1.85%, and 1.35% for Class A, Class B, Class C, Class I, and Class W shares, respectively, through March 1, 2014. The obligation will automatically renew for one-year terms unless it is terminated by the Fund or the adviser upon written notice within 90 days of the end of the current term or upon termination of the advisory agreement and is subject to possible recoupment by the adviser within three years. In addition, the adviser is contractually obligated to further limit expenses of Class I shares to 1.25% through March 1, 2014. There is no guarantee that this obligation will only renew if the adviser elects to renew it and is subject to possible recoupment by the adviser within three years. The obligation does not extend to interest, taxes, brokerage commissions, extraordinary expenses, and Acquired Fund Fees and Expenses.

(5)          Based on Class A shares’ expenses adjusted for class-specific differences.

Contents of this communication may contain information regarding past performance, market opinions, competitor data, projections, forecasts and other forward-looking statements that cannot be shared with clients, prospective clients or current investors of ING investment products.  The information presented has been obtained from sources ING Investment Management (“ING IM”) deems to be reliable, however, this data is subject to unintentional errors, omissions and changes prior to distribution without notice. This information is provided to ING IM employees for internal or educational use only and cannot be used as sales or marketing material, nor can it be distributed outside of the firm. Please only use compliance-approved marketing materials with clients and prospects. These materials contain compliant sales language, appropriate risk disclosures and other relevant disclaimers that provides a sound basis for evaluating our investment products and services. This information cannot be reproduced in whole or in part in any manner without the prior permission of an ING IM Compliance Officer.

For internal use only.  Not for inspection by, distribution or quotation to, the general public.

©2012 ING Investments Distributor, LLC, 230 Park Avenue, New York, NY 10169

Not FDIC Insured / May Lose Value / No Bank Guarantee	CMTP-EMRCOUNT EXP9/30/12
C11-3620